                                                                    Exhibit 99.1

                                                             For Information
                                                             ---------------
                                                             Mark A. Hellerstein
                                                             Robert T. Hanley
                                                             303-861-8140

FOR IMMEDIATE RELEASE

        ST. MARY ANNOUNCES AGREEMENT TO ACQUIRE OIL & GAS PROPERTIES FROM
               BURLINGTON RESOURCES AND PROVIDES OPERATIONS UPDATE

DENVER, October 2, 2002 - St. Mary Land & Exploration Company (Nasdaq: MARY)
today announced that its wholly owned subsidiary Nance Petroleum Corporation has signed a Purchase and Sale Agreement to acquire oil and gas properties with an estimated 61 BCFE of proved reserves, 97% developed, from Burlington Resources
Oil & Gas Company LP, a wholly owned subsidiary of Burlington Resources Inc.
(NYSE:BR TSX:B) for $76.35 million in cash. The acquisition is valued effective as of July 1, 2002 with revenues and expenses from the properties from that date until the date of closing to be allocated to Nance Petroleum through a purchase price adjustment. Payment for the properties will be made from cash on hand in addition to funds to be obtained under St. Mary's existing revolving credit facility. The properties are in the Williston Basin of Montana and North Dakota,
and currently produce an estimated 3,100 barrels of oil and 3,300 Mcf of gas per day. The acquisition is expected to close December 3, 2002 upon completion of customary due diligence. St. Mary has hedged 100% of the estimated production for calendar years 2003 and 2004. Oil is hedged at an average NYMEX price of
$26.63 and $23.87 per barrel, respectively and natural gas is hedged at an average price of $3.04 per Mcf, indexed to CIG Rockies for the two-year period.

"These properties add quality long-term production and are an excellent geographical fit to our existing properties in the Williston Basin. We believe competition for oil properties at this time is diminished due to higher oil prices. By hedging prices for the next two years of production, we are eliminating price risk during the period of higher price assumptions. The high working and revenue interests (in some cases both 100%) will extend property lives and in some cases will enhance the potential to develop secondary reserves. Our high working interest position will also allow us to initiate 3-D seismic surveys and apply our distinctive expertise where this was not possible previously. The addition of this significant production to our existing production will add to our marketing strength in the Basin," said Mark
Hellerstein, Chairman and CEO.

In addition to hedging production from the Burlington acquisition, St. Mary has also recently entered into fixed price agreements for 25,000 barrels of oil per month for the year beginning September 1, 2002 and ending August 31, 2003. The average NYMEX price for the four months in 2002 is $26.63 per barrel and the average price for the eight months in 2003 is $23.87 per barrel. Together with the Burlington acquisition, St. Mary is approximately 41% hedged for oil and 15%
hedged for natural gas in 2003 at an average NYMEX price of $24.95 per barrel and $3.67 per Mcf.

During the third quarter of 2002 St. Mary participated in the drilling of 25 wells, of which 22 were completed as producers. Eight successful recompletions were also made during the quarter.

Mid Continent
-------------
At NE Mayfield two wells are currently drilling and four wells are being completed. The Lavonne 1-20 (St. Mary 35%) was recently completed at a flowing rate of 15,200 MCFD. The Verna 7-30 (St. Mary 20%) in the Middleburg Field was
completed at an initial rate of 2,000 MCFD. The Brady 3-36 (St. Mary 31%) was successfully recompleted in the Morrow interval at a rate of 5,900 MCFD.

Arklatex
--------
The Arnold #4 (St. Mary 25%) in the Trinidad Field was completed at a rate of
1,400 MCFD. The Ludley #1 in the Simsboro Field (St.Mary 12%) was completed at a rate of 1,000 MCFD and 100 BOPD.

Gulf Coast
----------
The Vermillion 281 A-4 (St. Mary 78%) was completed and is producing at a rate of 800 BOPD and 320 MCFD. At Judge Digby Field the Wurtele # 3 (St. Mary 12%) is
producing at a rate of over 45,000 MCFD from the B interval. The Parlange #11 continues to be reworked and is expected to be back on production during the month of October. The Majors #4 is currently drilling at 22,622 feet to a total depth of 23,500 feet.

Duchesne Deep Prospect
----------------------
St. Mary spudded the Ute Tribal KMV # 1-28 (St. Mary 100%) in Duchesne Co., Utah
on September 25th. The 16,200 foot test is targeting basin centered gas objectives in the tight sands of the Mesaverde formation in the Uinta Basin. St.
Mary currently controls in excess of 12,000 acres in the prospect.

An update of the Company's forecasts for 2002 is as follows:

                                                           3rd Quarter          Year
                                                           -----------          ----
     Production                                            13.0-13.5 BCFE    55-57 BCFE
     Lease operating expenses, including
        production taxes and transportation                $.90-$.95/MCFE    $.90-$1.00/MCFE
     General & administrative expenses                 $.26-$.28/MCFE    $.22-$.26/MCFE
     Depreciation, depletion & amort.                  $.95-$1.05/MCFE   $.95-$1.05/MCFE
        Exploration expense                                $5.0 - $6.0 MM    $18.0 - $22.0 MM

     The current portion of income tax expense for the year is expected to be 20%-30% of total income taxes.

Production for the third quarter is expected to decrease slightly from the second quarter due to the Parlange #11 well being reworked during most of the third quarter and production being shut in due to the two recent hurricanes in the Gulf of Mexico. With the Parlange #11 well expected to be back on production in the fourth quarter, the anticipated December production from the Burlington properties and new production from the significant wells mentioned above, fourth quarter production is expected to increase significantly over the third quarter.

St. Mary has scheduled its 3rd quarter 2002 earnings conference call for
Thursday, November 7, 2002 at 8:00 a.m. (MST) to discuss financial results that will be released after the market closes on November 6. The call participation number is 888-424-5231. A digital recording of the conference call will be available two hours after the completion of the call, 24 hours per day until
November 17 at 800-642-1687, conference number 819962. International participants can dial 706-634-6088 to take part in the conference call, and can access a replay of the call at 706-645-9291, conference number 819962. In addition the call will be broadcast live online at www.stmaryland.com. An audio recording of the conference call will be available at that site through November
17.

This release contains forward-looking statements, including forecasts and projections for future periods. These statements involve known and unknown risks, which may cause St. Mary's actual results to differ materially from results expressed or implied by the forward-looking statements. These risks include such factors as the uncertain nature of the expected benefits from the acquisition of oil and gas properties, the pending nature of the reported acquisition transaction and the ability to complete the transaction, the volatility and level of oil and natural gas prices, production rates and reserve replacement, reserve estimates, drilling and operating risks, market conditions for the acquisition of oil and gas properties, competition, litigation, environmental matters, the potential impact of government regulations, and other matters discussed under the "Risk Factors" section of St. Mary's 2001 Annual
Report on Form 10-K filed with the SEC. Although St. Mary may from time to time voluntarily update its forward- looking statements, it disclaims any commitment to do so except as required by securities laws.

                                                                        PR-02-14